UBS Tamarack International Fund, LLC
File Number:  811-10341

Transaction:  10f-3
Trade date:  6/26/09
Security Description:  CIA BRASILEIRA DE MEIOS DE
                       (Visanet IPO)
Trade Type:  Buy
Quantity:  48159
Price:  15 BRL